"NOTE - Certain confidential technical and commercial information has been redacted from this exhibit in order to preserve the confidentiality of such information. All of the confidential information which has been redacted is on file with the Securities and Exchange Commission. Redacted material is indicated by the symbol, "[**REDACTED**]" where such redacted text would have appeared in this exhibit."


                                  STORESONLINE.COM

                     DISTRIBUTOR MALL AND STOREFRONT AGREEMENT

                                 BUYSELLBID.COM, INC.


  THIS DISTRIBUTOR MALL AND STOREFRONT AGREEMENT (the "AGREEMENT") is made and entered into as of the date set forth on the Addendum attached hereto and by this reference made a part hereof (the "ADDENDUM"), between and among STORESONLINE.COM, INC., a California corporation, and NETGATEWAY, a Nevada corporation, on the one hand (collectively, "STORESONLINE"), and BUYSELLBID.COM, INC., a Delaware corporation ("DISTRIBUTOR"), on the other hand.

                                R E C I T A L S

     A. Distributor is an established business entity, engaged in the business described on the Addendum.

     B. StoresOnline owns, operates and maintains an Internet storefront-building services package comprised of certain services delivered through StoresOnline's proprietary software, the standard features of which are more particularly described on the Addendum (the "SERVICES").

     C. The Services are delivered through the Internet and may be made available through a private, branded electronic exchange to be developed for resellers of Distributor.

     D. StoresOnline desires to (i) sell and license the Services to Distributor for Distributor's resale and sublicense to resellers and end-user customers and (ii) develop one or more on-line mall(s) to be branded around each reseller's name, brand and image (the "Malls").

                                   AGREEMENT

     NOW, THEREFORE, on the basis of the foregoing recitals, and in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

     1.    SERVICES.

          a.   SCOPE OF AGREEMENT.   This Agreement covers (i) the purchase,
licensing and sale of the Services and (ii) the design and development of the Malls pursuant to and in accordance with the terms and conditions set forth on the Addendum.

          b.   LICENSE GRANT; SALE OF SERVICES.   During the term of this
Agreement, StoresOnline grants to Distributor, subject to the terms and conditions of this Agreement, the [**REDACTED**] right and license to resell and sublicense (in the case of software products), the Services to Distributor's reseller customers; [**REDACTED**] In the case of software products, Distributor acknowledges that such software is and will remain proprietary to StoresOnline, is copyrighted and that Distributor acquires no right, title or interest in or to any such software by this Agreement. Distributor agrees to sublicense the Services hereunder pursuant to the Standard License Agreement Terms set forth on Exhibit "A" hereto, and to cause each of its resellers to sublicense the Services pursuant to such license terms. All agreements between Distributor and any of its resellers for the resale and sublicense of the Services shall be in form and substance satisfactory to StoresOnline and its counsel.

          c.   PRODUCT NAME.   It is expressly agreed that the ownership and all
right, title and interest in and to the Services and any trademark, trade name, patent or copyright relating to the Services is and will remain vested solely in StoresOnline; PROVIDED, HOWEVER, that as permitted by this Agreement, Distributor may use any existing or future trademark, trade name, patent or copyright relating to the Services, such use to be limited to promoting, selling, installing or maintaining the Services; and PROVIDED, FURTHER, that as permitted by this Agreement, the Services may be branded around the name, brand and image of one or more of Distributor's resellers. Distributor shall use its best efforts during the term of this Agreement to protect StoresOnline's trademarks, trade names, patents and copyrights, but shall not be required to instigate legal action against third parties for any infringement thereof. Distributor shall notify StoresOnline of any infringement as soon as practicable after becoming aware of any such infringement. Distributor shall not use, directly or indirectly, in whole or in part, StoresOnline's name or any other trade name or trademark that is owned or used by StoresOnline in connection with any product other than StoresOnline's products, without the prior written consent of StoresOnline.

          d.   MALL DEVELOPMENT.   StoresOnline shall develop the Malls in
accordance with the terms and conditions set forth herein and on the Addendum. The Malls shall be branded around name, brand and image of Distributor and/or Distributor's resellers and shall link to such reseller's branded StoresOnline individual storefront solution. The Malls will include appropriate URL addresses, four to six featured products and stores from various Distributor, reseller and/or third party advertisers, additional Distributor/reseller and non-Distributor/non-reseller advertiser stores and products catalogued with text references, and links to top-tier eCommerce sites, as approved by Distributor.. The Malls will also include an appropriate search engine, commerce functionality, banner and other appropriate advertising space and such other features as the parties shall mutually agree. The Mall will be capable of cataloguing stores independently or in conjunction with all other Malls developed hereunder, if any, as well as other malls which belong to the StoresOnline electronic mall network. Distributor agrees and understands that the storefronts contained in the Malls may be placed in one or more electronic malls developed and/or operated by StoresOnline.

     2. Term of Agreement. The term of this Agreement shall commence as of the execution hereof and continue for an initial term of [**REDACTED**] The Agreement shall automatically be extended for successive [**REDACTED**] terms thereafter unless either party notifies the other, not less than thirty (30) days prior to the expiration of the applicable term, of its intention not to renew.

          a. Notwithstanding the foregoing, this Agreement may be terminated in accordance with the provisions of Section 10.

          b. Termination of this Agreement shall not relieve either party of any obligations incurred prior to termination, including outstanding delivery and payment obligations and other contractual commitments herein or mutually agreed to from time to time by the parties in writing. The obligations set forth in Sections 3d, 6b, 8, 10a, 12c, 12e, 12f and 12h are expressly intended to survive termination of this Agreement.

     3.   PRICES AND TAXES.

          a. PRICES FOR SERVICES. StoresOnline shall charge Distributor's end-user customers the one-time Store Set-up Price set forth on the Addendum for each electronic storefront that is established pursuant to this Agreement. StoresOnline shall charge Distributor the applicable Monthly Base Wholesale Price set forth on the Addendum for each active storefront. Unless Distributor elects to bill its customers directly in accordance with paragraph 6.c herein, the Monthly Base Wholesale Price for each active storefront shall be offset by StoresOnline against payments due to Distributor and the applicable mall reseller in accordance with paragraph 6.b hereof.

          b. PRICE ADJUSTMENTS FOR SERVICES. The prices for the Services set forth on the Addendum (other than the Retail Prices which are set by Distributor) are subject to change by StoresOnline at any time, and shall become effective ninety (90) days after written notification of such change to Distributor. Distributor shall retain the right to terminate this Agreement during such notification period in the event such price changes are not acceptable.

          c. RETAIL PRICES FOR SERVICES. On or before the first day of each month, Distributor shall provide StoresOnline with a list of the Distributor prices charged for each class of Accounts or for each Account (as hereinafter defined).

          d.   PRICES FOR MALL DEVELOPMENT; MALL REVENUE SPLIT.   All prices
for Mall design, development and operation provided hereunder shall be as set forth on the Addendum. It is anticipated that the Malls will generate multiple revenue streams.

[**REDACTED**]

          e.   TAXES.   All prices for any services or products supplied
hereunder are exclusive of any federal, state or local sales, use, excise, AD VALOREM or personal property taxes levied, or any fines, forfeitures or penalties assessed in connection therewith, as a result of this Agreement or the installation or use of services or products hereunder (collectively, but exclusive of taxes based on StoresOnline's income, "Taxes"). Distributor or Distributor's customers, as applicable, shall pay any and all such Taxes, or StoresOnline may pay such Taxes for Distributor's account or Distributor's customers' account, in which case Distributor shall be obligated to reimburse StoresOnline for amounts so paid. Any such Taxes which are charged to or payable by StoresOnline will be invoiced to and paid by Distributor in the manner set forth in Section 6 below. In the event that Distributor directly invoices its customers pursuant to paragraph 6.c hereof, Distributor shall be solely responsible for the collection and payment of any such Taxes.

       In the event that Distributor requests that StoresOnline arrange for the installation of high speed telecommunications services necessary for Distributor's use, such services will be maintained in StoresOnline's name or Distributor's name, as determined by StoresOnline in its sole discretion. In the event that such services are maintained in the name of StoresOnline, Distributor shall promptly remit payment to StoresOnline for all charges in connection with the installation and use thereof. STORESONLINE SHALL NOT BE LIABLE TO DISTRIBUTOR FOR ANY FAILURE, FAULT, DELAY, INTERRUPTION OR LOSS OF TELECOMMUNICATIONS SERVICES EXCEPT TO THE EXTENT CAUSED BY STORESONLINE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      4. FORECASTS. Within thirty (90) days of execution of this Agreement, Distributor shall provide StoresOnline with a written, non-binding forecast of Distributor's projected purchases of Services for the following twelve (12) calendar months, with a projected number of Malls and Account (as hereinafter defined) quantities to be identified by month. Such forecast shall be updated monthly by Distributor to set forth forecasts for each subsequent twelve (12) month period.

     5.     CUSTOMER ACCOUNTS.

       a. CUSTOMER ACCOUNT REGISTRATION PROCESS. The Services provided hereunder include an online registration process that end-user customers (i.e., merchants) will use to establish storefront accounts with StoresOnline (the "ACCOUNTS").
In order to establish an Account, such customers must complete an on-line registration process in accordance with the terms set forth on the applicable Mall website. At the option of the customer, registration may also be completed non-electronically. To establish an Account, end-user customers must also provide credit card information and authorize the payment of fees for Services on a monthly basis in advance. The general terms and conditions for the use of Accounts shall be posted from time to time on the applicable Mall web site, or in the event that StoresOnline establishes an electronic exchange for Distributor or Distributor's reseller, such information will be posted on such exchange. The terms and conditions as posted shall, in all events and at all times, be binding upon the Distributor, its resellers and their customers who establish Accounts. The terms and conditions governing such Accounts may be amended on-line from time to time by StoresOnline in its sole discretion.

       b. CONTINUATION OF CUSTOMER ACCOUNTS. Continuation of each customer Account and the Malls are subject to the timely payment of the monthly fees associated with such Accounts and Malls, and failure to do so shall constitute grounds for StoresOnline to cancel and terminate an Account or to shut down the Mall.

     6.   BILLING AND PAYMENT TERMS.

        a.  INVOICING FOR SERVICES.   StoresOnline shall electronically
invoice all end-user customers and directly charge against the credit card accounts provided by such customers for that purpose during the registration process for the retail price of the Services charged by Distributor. All fees due from customers shall be paid in advance and are due on the first day of each month. In preparing the invoices and charging against the applicable credit cards, StoresOnline shall use the most recent Distributor retail prices provided to StoresOnline by Distributor pursuant to Section 3.c hereof for the Accounts invoiced.

        b.  PAYMENT AND COLLECTION FOR SERVICES.   StoresOnline shall collect
the monthly fees set by Distributor from all end-user customers on a monthly basis and, after deducting any fees and expenses to which it is entitled hereunder, shall remit (i) all amounts due to the applicable reseller in a manner approved by Distributor, and (ii) the balance to Distributor, together with statements setting forth the amounts collected, the amounts deducted and the total amount remitted within 45 days after the month in which such amounts were collected. In the event payment is not received by StoresOnline within the specified time, an additional late charge of one and one half percent (1.5%) of the past due amount will be assessed to such late paying customer for each thirty (30) days outstanding, prorated on a daily basis, which late charges shall be payable in full to StoresOnline. All payments for Services shall be made in United States dollars.

        c. DIRECT DISTRIBUTOR BILLING FOR SERVICES. Distributor may invoice its customers directly for the Services provided hereunder. In such event, Distributor shall remit directly to StoresOnline the applicable Monthly Base Wholesale Price (per storefront). All such fees shall be paid in advance and are due on the first day of each month.

        d.   BILLING FOR MALL RELATED CHARGES; ADVERTISING AND RELATED
REVENUES.   StoresOnline shall invoice Distributor directly for all charges due hereunder in connection with the design, development and operation of the Malls, which charges shall be payable by Distributor in accordance with the Addendum. All revenues generated from the Malls (including advertising and related revenues) which are required to be split between StoresOnline and Distributor pursuant to paragraph 3(d) hereof shall be invoiced and collected by StoresOnline if due from individual stores or advertising sold by Stores Online; and by Stores Online or Distributor, as determined by Distributor, if from reseller or advertising sold by reseller or Distributor. StoresOnline and/or Distributor shall thereafter forward all amounts due, if any, to the other party (net 45 days) at the address provided on the signature page hereto, together with a statement setting forth the total amounts collected, the amounts payable and the amounts remitted.

     7.   REAL TIME PAYMENT PROCESSING.   In the event that a customer wishes to
use the StoresOnline real-time credit card payment processing option, such customer must establish a customer account with an FDIC network bank and must open an account with a participating credit-card processor.

     8.   DISCLAIMER OF WARRANTIES AND LIMITATIONS OF LIABILITY.

        a. DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO, AND STORESONLINE EXPRESSLY DENIES, REJECTS AND DISCLAIMS ANY WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES OF THE CORRECTNESS, ACCURACY, PRECISION, TIMELINESS OR COMPLETENESS OF ANY INFORMATION OR SERVICES PROVIDED HEREUNDER.

        b. LIMITATION OF LIABILITY. STORESONLINE, ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES AND AGENTS SHALL NOT BE LIABLE TO DISTRIBUTOR, ANY RESELLER OR TO ANY OTHER THIRD PARTY FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, RESULTING FROM DELAYS OR INTERRUPTIONS OF SERVICE DUE TO MECHANICAL ELECTRICAL OR WIRE DEFECTS OR DIFFICULTIES, STORMS, STRIKES, WALK-OUTS, EQUIPMENT OR SYSTEMS FAILURES, OR OTHER CAUSES OVER WHICH STORESONLINE, ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES OR AGENTS AGAINST WHOM LIABILITY IS SOUGHT, HAVE NO REASONABLE CONTROL, OR FOR LOSS OR DAMAGE, DIRECT OR INDIRECT, RESULTING FROM INACCURACIES, ERRONEOUS STATEMENTS, ERRORS OF FACTS, OMISSIONS OR ERRORS IN THE TRANSMISSION OR DELIVERY OF THE SERVICES, OR ANY DATA PROVIDED AS A PART OF THE SERVICES PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF STORESONLINE. IN ALL CASES ARISING FROM EVENTS OCCURRING DURING THE TERM OF THIS AGREEMENT, WHETHER BASED UPON TORT, CONTRACT, WARRANTY, INDEMNITY, CONTRIBUTION OR OTHERWISE, DAMAGES SHALL BE LIMITED TO, AND DISTRIBUTOR AGREES NOT TO MAKE ANY CLAIM OR CLAIMS EXCEEDING, TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), REGARDLESS OF HOW MANY CLAIMS DISTRIBUTOR HAVE; PROVIDED, HOWEVER, THAT THE DOLLAR LIMITATION SET FORTH IN THIS SENTENCE SHALL NOT APPLY TO ANY MONIES DUE TO DISTRIBUTOR IN CONNECTION WITH ANY OF THE ACCOUNTS ESTABLISHED PURSUANT TO THIS AGREEMENT. IN ADDITION, IN NO EVENT SHALL STORESONLINE BE LIABLE TO DISTRIBUTOR OR ANY RESELLER OR TO ANY OTHER THIRD PARTY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES WHICH DISTRIBUTOR, SUCH RESELLER OR SUCH THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT OR UTILIZING THE SERVICES, REGARDLESS OF WHETHER STORESONLINE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR WHETHER SUCH DAMAGES ARE CAUSED, IN WHOLE OR IN PART, BY THE NEGLIGENCE OF STORESONLINE.

        c. TIME FOR MAKING CLAIMS. ANY SUIT OR ACTION BY DISTRIBUTOR AGAINST STORESONLINE, ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES, AGENTS, SUCCESSORS OR ASSIGNS, BASED UPON ANY ACT OR OMISSION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR SERVICES PERFORMED HEREUNDER, OR ANY ALLEGED BREACH THEREOF, SHALL BE COMMENCED WITHIN TWO (2) YEARS OF THE FIRST OCCURRENCE GIVING RISE TO SUCH CLAIM OR BE FOREVER BARRED. THIS

PROVISION DOES NOT MODIFY OR OTHERWISE AFFECT THE LIMITATION OF
STORESONLINE'S LIABILITY SET FORTH IN THIS PARAGRAPH 8 OR ELSEWHERE IN THIS AGREEMENT.

        d. DISCLAIMER. THE WARRANTIES AND CONDITIONS SET FORTH HEREIN AND THE OBLIGATIONS AND LIABILITIES OF STORESONLINE HEREUNDER ARE IN LIEU OF, AND DISTRIBUTOR HEREBY WAIVES, ALL EXPRESS AND IMPLIED WARRANTIES AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. IN NO EVENT SHALL STORESONLINE'S LIABILITY FOR ANY CLAIM ASSERTED BASED ON A VIOLATION OF WARRANTY OR CONDITION EXCEED THE AMOUNT PAID BY DISTRIBUTOR TO STORESONLINE FOR THE AFFECTED ITEM OF SERVICES.

        e.   INDEMNIFICATION.   DISTRIBUTOR SHALL INDEMNIFY, DEFEND AND HOLD
STORESONLINE, ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, CAUSES OF ACTION, EXPENSES AND LIABILITIES, OF ANY KIND OR NATURE WHATSOEVER, INCLUDING REASONABLE ATTORNEYS' FEES, ASSERTED BY ANY OF DISTRIBUTOR'S RESELLERS AND RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE SERVICES RESOLD OR SUBLICENSED HEREUNDER, EXCEPT FOR CLAIMS BY RESELLER(S) FOR AMOUNTS DUE IN CONNECTION WITH ANY OF THE STOREFRONT ACCOUNTS ESTABLISHED PURSUANT TO THIS AGREEMENT.

     9. DOCUMENTATION AND TRAINING. Provided that Distributor has met the minimum performance standards set forth elsewhere in this Agreement, StoresOnline shall, on a semi-annual basis, provide free-of-charge a one (1) day training program for employees designated by Distributor at the StoresOnline corporate headquarters. Additional training by StoresOnline shall be made available to Distributor at StoresOnline's standard rates. All expenses of the trainees under this Section 9 shall be borne solely by Distributor.

     10.  DEFAULT.

       a. DISTRIBUTOR'S DEFAULT.   The failure by Distributor to make any
payment required hereunder or a material breach by Distributor of its obligations hereunder shall constitute an event of default by Distributor. Upon the occurrence of an event of default, StoresOnline shall provide Distributor with written notice specifying the nature of such default. If Distributor has not cured such default within thirty (30) days after receipt of such notice, StoresOnline may, at its sole discretion, terminate this Agreement and/or seek any other available remedies available at law or in equity; PROVIDED, HOWEVER, that the cancellation of this Agreement shall not prevent Distributor from reselling the Services (and sublicensing the software component thereof) previously paid for by Distributor and sublicenses previously granted by Distributor pursuant hereto shall not be affected by such termination.

       b. STORESONLINE'S DEFAULT.   The failure by StoresOnline to make any
payment required hereunder or a material breach by StoresOnline of its obligations hereunder shall constitute an event of default by StoresOnline.
Upon the occurrence of an event of default by StoresOnline, Distributor or Reseller shall provide StoresOnline with written notice specifying the nature of such default. If StoresOnline fails to cure such default within thirty (30) days after receipt of such notice, Distributor may, at its sole option, terminate this Agreement.

       c. INSOLVENCY.   The commencement of any proceeding (voluntary or
involuntary) in bankruptcy or insolvency by or against either party hereto, or the appointment (with or without the party's consent) of an assignee for the benefit of creditors or a receiver with respect to either party hereto shall constitute an event of default hereunder, and the non-defaulting party may elect to terminate this Agreement immediately.

     11.   DISPUTE RESOLUTION.

       a. It is the intent of the parties that all disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each party's organization that is most knowledgeable about the disputed issue. The parties understand and agree that the procedures outlined in this Paragraph 11 are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the parties. Accordingly, for purposes of the procedures set forth in this paragraph, a "dispute" is a disagreement that the parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement, other than as provided in subparagraph e. below, may be submitted to arbitration, the parties shall first follow the informal and escalating procedures set forth below.

           (1) The complaining party will notify the other party in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

           (2) In the event that such matter remains unresolved for thirty (30) days after the delivery of the complaining party's written notice, a senior representative of each party shall meet or confer within ten (10) business days of a request for such a meeting or conference by either party to resolve such matter.

           (3) In the event that the meeting or conference specified in (2) above does not resolve such matter, the senior officer of each party shall meet or confer within ten (10) business days of the request for such a meeting or conference by either party to discuss and agree upon a mutually satisfactory resolution of such matter.

           (4) If the parties are unable to reach a resolution of the dispute after following the above procedure, or if either party fails to participate when requested, the parties may proceed in accordance with subparagraph b. below.

       b. Except as provided in subparagraph e. below, any dispute arising under this Agreement shall, after utilizing the procedures in subparagraph a., be resolved by final and binding arbitration in Long Beach, California, before a single arbitrator selected by, and in accordance with, the rules of commercial arbitration of the American Arbitration Association. Each party shall bear its own costs in the arbitration, including attorneys' fees, and each party shall bear one-half of the cost of the arbitrator.

       c. The arbitrator shall have the authority to award such damages as are not prohibited by this Agreement and may, in addition and in a proper case, declare rights and order specific performance, but only in accordance with the terms of this Agreement.

       d. Either party may apply to a court of general jurisdiction to enforce a arbitrator's award, and if enforcement is ordered, the party against which the order is issued shall pay the costs and expenses of the other party in obtaining such order, including reasonable attorneys' fees.

       e. Notwithstanding the provisions of subparagraphs a. and b. above, any action by StoresOnline to enforce its rights under Paragraph 12e of this Agreement or to enjoin any infringement of the same by Distributor may, at StoresOnline's election, be commenced in the state or federal courts of California, and Distributor consents to personal jurisdiction and venue in such courts for such actions.

     12.  GENERAL.

       a. ENTIRE AGREEMENT; AMENDMENT.   This Agreement and the Joint Marketing
and Promotion Agreement, dated of even date herewith, by and between StoresOnline and the Distributor constitute the entire agreement between StoresOnline and the Distributor and supersede all previous understandings, negotiations and proposals, whether written or oral. This Agreement may not be altered, amended or modified except by an instrument in writing signed by duly authorized representatives of each party. In the event that any one or more provisions contained in this Agreement should for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such unenforceable provision had not been contained herein.

       b. FORCE MAJEURE.   Neither party shall be liable to the other for delays
or failures to perform an obligation to the other hereunder if such delay or failure to perform is due to any act of God, acts of civil or military authority, labor disputes, fire, riots, civil commotion's, sabotage, war, embargo, blockage, floods, epidemics, delays in transportation, inability beyond StoresOnline's reasonable control to obtain necessary labor, materials or manufacturing facilities, or when due to governmental restrictions, including the inability of StoresOnline to obtain appropriate U.S. export license approval or the subsequent suspension of same. In the event of any such delay or failure, the parties shall have an additional period of time equal to the time lost by reason of the foregoing in which to perform hereunder.

       c. GOVERNING LAW.   This Agreement shall be governed in all respects by
the laws of the State of California, without regard to principles of choice of law.

       d. ASSIGNMENT. Distributor shall not assign this Agreement or any rights hereunder without the prior written consent of StoresOnline, which consent shall not be unreasonably withheld, except that Distributor may assign this Agreement without the consent of StoresOnline if such assignment is completed in connection with the the sale of all or substantially all of the assets of Distributor. StoresOnline may assign this Agreement to a subsidiary, affiliate corporation or the purchaser of all or substantially all of StoresOnline's assets.

       e. DISCLOSURE OF INFORMATION.   Distributor acknowledges that, in the
course of purchasing Services and meeting its obligations under this Agreement, it will obtain information relating to the Services and to StoresOnline, which is of a confidential and proprietary nature ("STORESONLINE PROPRIETARY INFORMATION"). Such StoresOnline Proprietary Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customer lists, financial information and sales and marketing plans.

       Distributor shall at all times during the term of this Agreement and for three years after its termination, keep in confidence and trust from any person or entity, all StoresOnline Proprietary Information and shall not disclose or use such StoresOnline Proprietary Information without the prior written consent of StoresOnline, unless compelled to disclose such StoresOnline Proprietary Information by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of law. Upon termination of this Agreement, Distributor shall promptly return to StoresOnline all StoresOnline Proprietary Information under its control and all copies thereof.

       Neither party hereto shall disclose the specific terms of this Agreement to any third parties except as may be mutually agreed or as required by law or the order of a court of competent jurisdiction.

       The above limitations on disclosure of StoresOnline Proprietary Information shall not apply to information which becomes publicly available through no act of Distributor, is released by StoresOnline in writing with no restrictions, is lawfully obtained by Distributor without breach of this Agreement from third parties without obligations of confidentiality, is previously known by Distributor without similar restrictions as shown by documents in its possession prior to disclosure by StoresOnline or is independently developed by Distributor.

       f. COMPLIANCE WITH LAW.   Distributor shall comply with all applicable
law the violation of which would have a material adverse effect on StoresOnline or its business, including, without limitation, the export control laws of the United States of America and prevailing regulations which may be issued from time to time by the United States Department of Commerce and any export control regulations of the United States and those countries involved in transactions concerning the exporting, importing and re-exporting of Services purchased under application of these terms and conditions. Distributor shall also comply with the United States Foreign Corrupt Practices Act and shall indemnify StoresOnline from violations of such act by Distributor. This provision shall survive any termination or expiration of the Agreement.

       g. EXERCISE OF REMEDIES.   Any delay or omission by either party to
exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder.

       h. LIMITATION OF LIABILITY.   NEITHER PARTY HERETO SHALL BE LIABLE TO THE
OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER.

       i. HEADINGS.   Headings contained in this Agreement are for convenience
only, are not a part of this Agreement, and do not in anyway interpret, limit or amplify the scope, extent or intent of this Agreement or any of the provisions hereof.

       j. REGULATORY APPROVAL.   Distributor warrants that the Services and the
Malls, when utilized with its own products, will comply with all applicable industry and governmental standards and requirements. StoresOnline assumes no responsibility or liability for these governmental and regulatory standards or requirements, which liability and responsibility is assumed entirely by Distributor. Upon request, StoresOnline will provide copies of regulatory approvals to Distributor.

       k. BRANDING; COPYRIGHT PROTECTION. StoresOnline shall have the right to place a "Powered by Netgateway in association with BuySellBid.com" or "Powered by StoresOnline in association with BuySellBid.com" byline in a prominent mutually agreed upon location on each storefront site. Each screen of the Malls shall display a prominent copyright notice protecting against third party usage in a manner to be determined by the agreement of the parties. The parties hereto agree that all copyright interests shall be determined as a matter of law and the placement or absence of a copyright notice shall not be an acknowledgement as to the ownership of a copyright interest as between the parties. In the case of Malls with screens or pages designed by or paid for by Distributor, Distributor shall retain rights to such screens or pages. With respect to any such Mall, Distributor shall be responsible for all content to be included in such Mall including, without limitation, legal disclaimers and other information; provided, however, that StoresOnline may license to Distributor all such content so long as proper attribution is made on the Mall as to such license and the ownership interest in any such content. Notwithstanding the absence of any copyright notice of Stores Online on Distributor's Malls, in the case of layouts or screens the copyrights of which belong to Stores Online, Distributor hereby recognizes StoresOnline's ownership of such copyrights, including any Mall layouts belonging to Stores Online that do hold such copyright notices.

       l. PUBLICITY.   StoresOnline (or its parent company, Netgateway, Inc.)
shall have the right to inform its customers and the public that StoresOnline has entered into this Agreement with Distributor. Each party may use the other's name or the name of its customers in marketing the Services and the development of the Malls and may link to each other's websites, but neither party will perform any actions which will harm the other's or its customers name and reputation.

       m.   NOTICES.   Any notice required in connection with this Agreement
shall be given in writing and shall be deemed effective upon personal delivery or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice to the other party. All facsimile notices shall be confirmed by written notice mailed, as provided above, within five (5) days of the date of the facsimile is sent. Once confirmed, the notice shall be effective as of the date of the facsimile.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date set forth herein.

STORESONLINE.COM, INC., A CALIFORNIA CORPORATION


By    /s/ David Bassett-Parkins
      -------------------------------------------------

      Name:     David Bassett-Parkins
                ---------------------------------------

      Its:      COO
                ---------------------------------------

Address for Notices:

300 Oceangate, Suite 500
Long Beach, CA 90802
(562) 308-0010


NETGATEWAY, A NEVADA CORPORATION


By    /s/ David Basset-Parkins
      ------------------------------------------------
      Name:     David Basset-Parkins
                ---------------------------------------

      Its:      COO
                ---------------------------------------

Address for Notices:

300 Oceangate, Suite 500
Long Beach, CA 90802
(562) 308-0010

BUYSELLBID, INC., A DELAWARE______ CORPORATION

By   /s/ Jay S. Shepard
     --------------------------------------------------
     Name:      Jay S. Shepard
                ---------------------------------------

     Its:       Chief Executive Officer
                ---------------------------------------

Address for Notices:

Address:  921  14th Ave.
Longview, WA     98632

Telephone:  360-425-5000
Facsimile:  360-636-5051
E-mail Address: jshepard@buysellbid.com
Company URL:  buysellbid.com

Sales Representative:  Valery Gilbert   valery@buysellbid.com
Technical Contact:  Micheal Mckenna
Telephone:   619-457-6800 ext 110
E-mail Address: mmckenna@buysellbid.com

                                      ADDENDUM


NAME OF DISTRIBUTOR    BuySellBid.com, Inc.
                       ---------------------------

TYPE OF ENTITY:  Delaware Corp.
                 -------------------------

DATE OF AGREEMENT:  8-25-99
                    ----------------------

DESCRIPTION OF DISTRIBUTOR'S BUSINESS: Distributes malls to radio/t.v. stations
                                       ----------------------------------------

[**REDACTED**]

MALL DEVELOPMENT SERVICES AND PRICES

          1.   DEVELOPMENT.    StoresOnline shall design and develop one or more
on-line Malls, to be branded around the name, brand and image of each of
Distributor's reseller media partners.   The Malls will include appropriate URL
addresses, four to six featured products and stores from various Distributor/reseller and third party advertisers, additional Distributor/reseller and non-Distributor/non-reseller advertiser stores and products catalogued with text references, and links to top-tier eCommerce sites. The Malls will also include an appropriate search engine, commerce functionality, banner and other appropriate advertising space and such other features as the parties shall mutually agree. The Malls will be capable of cataloguing stores independently or in conjunction with all other Malls developed hereunder, if any, as well as other malls which belong to the StoresOnline electronic mall network. Distributor agrees and understands that the storefronts of all end-user customers may be placed in one or more electronic malls developed and/or operated by StoresOnline.

[**REDACTED**]

     3.   ADDITIONAL DESIGN WORK.   Any additional design work that is not
covered by this Agreement but required by a particular reseller in connection with the development of on or more of the Malls shall be bid by StoresOnline, and StoresOnline shall not be required to complete any such work unless its bid has been accepted in writing by reseller.

                                    EXHIBIT A



STANDARD LICENSE AGREEMENT TERMS

          1.   LICENSE.   This License allows you to use any software associated
with the provision of the Services.

          2.   RESTRICTIONS.   You may not use, copy, modify or transfer the
program, or any copy, modification or merged portion, in whole or in part, except as expressly provided for in this License. If you transfer possession of any copy, modification or merged portion of the program to another party, your License is automatically terminated.

          3.   TERM.   The License is effective until terminated.  You may
terminate it at any other time by notifying Distributor of your intent to do so. The License will also terminate upon the occurrence of certain events set forth elsewhere in this Agreement. Upon such termination, you agree to destroy the program together with all copies, modifications and merged portions in any form.

          4. EXPORT LAW ASSURANCES. You agree that neither the pogrom nor any direct product thereof is being or will be shipped, transferred or re-exported, directly or indirectly, into any country prohibited by the US Export Administration Act and the regulations thereunder or will be used for any purpose prohibited by the Act.

          5.   LIMITED WARRANTY.   The program is provided "AS IS" without
warranty of any kind, either expressed or implied, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose. The full text of the warranty is provided in the user manual.

          6. LIMITED LIABILITY. In no event will StoresOnline be liable to you for any damages, including any lost profits, lost savings or other incidental or consequential damages arising out of the use of inability to use such program even if StoresOnline has been advised of the possibility of such damages, or for any claim by any other party.

          7. GENERAL. If you are a Government end-user, this License conveys only "RESTRICTED RIGHTS," and in its use, disclosure and duplication are subject to Federal Acquisition Regulations, subparagraph (c)(1)(11) 52.227-7013. (See U.S. Government End-User provisions in manual.) This License will be construed under the laws of the State of California, except for that body of law dealing with conflicts of law. If any provision of the License shall be held by a court of competent jurisdiction to be contrary to law, that provisions shall be enforced to the maximum extent permissible, and the remaining provisions of this License shall remain in full force and effect.